EXHIBIT 99.2

SCIOTO DOWNS, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Pursuant to Section 1701.48 of the Ohio Revised Code, the undersigned shareholder (the "Shareholder") of SCIOTO DOWNS, INC., an Ohio corporation (the "Corporation"), hereby appoints LaVerne A. Hill and Edward T. Ryan, or either of them, with full power of substitution, as proxies to represent and to vote all shares of the Common Stock of the Corporation owned by the Shareholder (together the "Shares"), as directed below at the Special Meeting of Shareholders of the Corporation to be held at 2:00 p.m., on Wednesday, July 23, 2003, at Scioto Downs, Inc., 6000 South High Street, Columbus, Ohio 43207, and all adjournments thereof (the "Special Meeting"), as if the Shareholder were present in person and voting at the Special Meeting. Any proxy heretofore given by the Shareholder for the Special Meeting is hereby revoked.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 BELOW.

        1.     To approve the Agreement and Plan of Merger dated as of December 23, 2002, as amended on February 24, 2003, May 5, 2003 and June 25, 2003, among the Corporation, MTR Gaming Group. Inc. and Racing Acquisition, Inc. (the "Merger Agreement"), and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and filing of the Certificate of Merger pursuant to which the Corporation will become a wholly owned subsidiary of MTR Gaming Group, Inc.—all as described in the Notice of Special Meeting of Shareholders (the "Notice"), dated July 3, 2003 and Joint Proxy Statement-Prospectus previously delivered to the Shareholders, which included a copy of the Merger Agreement:

FOR ☐	AGAINST ☐	ABSTAIN ☐

        2.     In the event it becomes necessary, a motion to adjourn the Special Meeting to another time and/or place (for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger Agreement):

FOR ☐	AGAINST ☐	ABSTAIN ☐

        3.     In their discretion, the proxies are authorized to vote the Shares upon such other business as may properly come before the Special Meeting:

FOR ☐	AGAINST ☐	ABSTAIN ☐

        The Shareholder acknowledges having received and reviewed prior to the Special Meeting the Merger Agreement and the Joint Proxy Statement-Prospectus to which the Merger Agreement is attached. If this proxy is executed, but no direction is provided as to how the shareholder desires to vote under any of the foregoing proposals, the proxy shall be deemed voted "FOR" the proposal where no direction is provided.

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE RECORDS OF THE CORPORATION. IF HELD JOINTLY, BOTH JOINT TENANTS MUST SIGN. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, INCLUDING AS TRUSTEE OR CUSTODIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED

LIABILITY COMPANY, PLEASE SIGN IN THE PARTNERSHIP'S OR COMPANY'S NAME BY AN AUTHORIZED PERSON.

Signature
Title (if signed by representative)
Additional Signature (if held jointly)
Date:
Print Shareholder Name(s)

Please sign, date and return the proxy card promptly using the enclosed postage prepaid envelope.